Exhibit B-22(a)

                       State of Delaware
               Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "ENTERGY POWER DEVELOPMENT INTERNATIONAL HOLDINGS INCORPORATED", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF JANUARY, A.D. 1996, AT 10 O'CLOCK A.M.

     A CERTIFIED'COPY OF THIS CERTIFICATE HAS BEEN FORWARDED
TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.




                      Edward J. Freel, Secretary of State

                                   AUTHENTICATION

                                   DATE:

                 CERTIFICATE OF INCORPORATION
                              OF
       ENTERGY POWER DEVELOPMENT INTERNATIONAL HOLDINGS
                         INCORPORATED


THE UNDERSIGNED, in order to form a corporation hereinafter stated, under and pursuant to the provisions of the General
Corporation Law of the State of Delaware does hereby certify as follows:

FIRST: The name of the Corporation is Entergy Power
Development International Holdings Incorporated.

SECOND: The registered office of the Corporation is to be located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware as presently in effect or as may hereinafter be amended.

FOURTH: The total number of shares of capital stock which the Corporation is authorized to issue is 10,000 shares of capital stock having no par value per share and of one class; such class is hereby designated as common stock.

FIFTH: No stockholder shall be entitled as a matter of right to subscribe for, purchase or receive any shares of the stock or any rights or options of the Corporation which it may issue or sell, whether out of the number of shares authorized by this Certificate of Incorporation or by amendment thereof or out of the shares of the stock of the Corporation acquired by it after the issuance thereof, nor shall any stockholder be entitled as a matter of right to purchase or subscribe for or receive any bonds, debentures or other obligations which the Corporation may issue or sell that shall be convertible into of exchangeable for stock or to which shall be attached or appertain any warrant to warrants or other instrument or instruments that shall confer upon the holder or owner of such obligation the right to subscribe for or purchase from the Corporation any share of its capital stock, but all such additional issues of stock, rights, options, or of bonds, debentures or other obligations convertible into or exchangeable for stock or to which warrants shall be attached or appertain or which shall confer upon the holder the right to subscribe for or purchase any shares of stock may be issued and disposed of by the Board of Directors to such persons and upon such terms as in their absolute discretion they may deem advisable, subject only to such limitations as may be imposed in this Certificate of Incorporation or in any amendment thereto.

SIXTH: An annual meeting of stockholders shall be held for the election of Directors and the transaction of such other business as may properly come before said meeting. Special meetings of the stockholders of the Corporation shall be held whenever called in the manner required by the laws of the State of Delaware or for purposes as to which there are special statutory provisions, and for other purposes whenever called by resolution of the Board of Directors, or by the Chairman of the Board, the President, or the holders of a majority of the issued and outstanding shares of the common stock of the Corporation. Except as otherwise provided herein, any such annual or special meeting of stockholders shall be held on a date and at a time and place as may be designated by or in the manner provided in the By-Laws.

SEVENTH: The name and mailing address of the Incorporator is Marc A. Aron, Three Financial Centre Suite 210, 900 South
Shackleford Road, Little Rock, Arkansas 7Z211.

EIGHTH: The number of Directors which shall constitute the whole Board shall be not less than one (1) nor more than ten
(10). Within such limits, the number of Directors shall be fixed and may be altered from time to time, as provided in the By-Laws. Election of Directors need not be by ballot unless the By-Laws so provide. Directors need not be stockholders. Directors shall be elected at the annual meeting of the stockholders of the Corporation, except as herein provided, to serve until the next annual meeting of stockholders and until their respective successors are duly elected and have qualified. Vacancies occurring among the Directors (other than in the case of removal of a Director) shall be filled by a majority vote of the Directors then in office with the consent of the holders of a majority of the issued and outstanding common stock of the Corporation, or by the sole remaining Director with the consent of the holders of a majority of the issued and outstanding common stock of the Corporation, or by resolution duly adopted by the holders of a majority of the issued and outstanding common stock of the Corporation, at a special meeting held for such purpose, or by action taken in lieu of such meeting, or at the next annual meeting of stockholders following any vacancy. At any meeting of stockholders of the Corporation called for the purpose, the holders of a majority of the issued and outstanding shares of the common stock of the Corporation may remove from office, with or without cause, any or all of the Directors and the successor of any Director so unmoved shall be elected by the holders of a majority of the issued and outstanding common stock of the Corporation at such meeting or at a later meeting.

NINTH: All corporate powers shall be exercised by the Board of Directors of the Corporation except as otherwise provided by law or by this Certificate of Incorporation or by any By-Laws from time to time passed by the stockholders (provided, however, that no By-Law so created shall invalidate any prior act of the Directors which was valid in the absence of such By-Law). In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized (a) to make, alter, amend, and repeal the By-Laws of the Corporation, subject to the power of the stockholders, to alter, amend or repeal such By-Laws, (b) to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; (c) to determine the use and disposition of any surplus or net profits; and (d) to fix the times for the declaration and payment of dividends.

TENTH: Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular, special or committee meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any ether capacity and receiving compensation therefor.

ELEVENTH: When and as authorized by the affirmative vote of the holders of a majority of the common stock of the Corporation, issued and outstanding, given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the common stock of the Corporation issued and outstanding, the Board of Directors may cause the Corporation to Sell, lease or exchange all or substantially all, of its property and assets, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation.

TWELFTH: The Board of Directors may not cause the Corporation to merge or consolidate with or into any other corporation or corporations, unless such merger or consolidation shall have been authorized by the affirmative vote of the holders of a majority of the common stock or the Corporation, issued and outstanding, given at a stockholders' meeting called for that purpose, or authorized by the written consent of the holders of a majority of the common stock of the Corporation issued and outstanding.

THIRTEENTH: To the fullest permitted by the laws of the State of Delaware, or any other applicable law presently or hereafter in affect, Director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for or with respect to any acts or omissions in the performance of his duties. Any repeal or modifications of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

FOURTEENTH: If after the date of adoption of this Certificate of Incorporation any provision of this Certificate of Incorporation is invalidated on any grounds by any court of competent jurisdiction, then only such provision shall be deemed inoperative and null and void and the remainder of this Certificate of Incorporation shall not be affected thereby.

FIFTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, Directors and officers are subject to this reserved power.

IN WITNESS WHEREOF, I have hereunto set nay hand this 16th day of, January, 1996.

                              Incorporator;

                              Marc A. Aron
                              Three Financial Centre
                              900 S. Shackleford, Suite 210
                              Little Rock, Arkansas 72211

In the presence of:

                       State of Delaware
               Office of the Secretary of State


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ENTERGY POWER DEVELOPMENT INTERNATIONAL HOLDINGS INCORPORATED", CHANGING ITS NAME FROM "ENTERGY POWER DEVELOPMENT INTERNATIONAL HOLDINGS INCORPORATED" TO "ENTERGY POWER INTERNATIONAL HOLDINGS CORPORATION", FILED IN THIS OFFICE ON THE FIFTH DAY OF AUGUST, A.D. 1996, AT 12:45 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED
TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.
l


                         Edward J. Freel, Secretary of State

                         AUTHENTICATION:

                         DATE:

                   CERTIFICATE OF AMENDMENT
                              OF
                 CERTIFICATE OF INCORPORATION
                   BEFORE PAYMENT OF CAPITAL
                              OF
       ENTERGY POWER DEVELOPMENT INTERNATIONAL HOLDINGS
                         INCORPORATED


     The undersigned, being all of the directors of Entergy
Power Development International Holdings Incorporated,, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DO HEREBY CERTIFY:

FIRST: That Article First of the Certificate of Incorporation be and it hereby is amended to read as follows:

The name of the corporation is Entergy Power International
Holdings Corporation.

SECOND: That the corporation has not received any payment for any of its stock.

THIRD: That the amendment was duly adopted in accordance with the provisions of section 241 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have signed this certificate this 31st day of July, 1996.


                            /s/ Terry L. Ogletree, Director
                                   Terry L. Ogletree

                            /s/ Michael G. Thompson, Director
                                   Michael G. Thompson